                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 2003
                    for Distribution Date of October 20, 2003

COLLECTIONS                                                                                              DOLLARS
Payments received                                                                                     46,954,514.90
      Plus / (Less):
               Net Servicer Advances                                                                      60,225.59
                                                                                                      -------------

Total Funds Available for Distribution                                                                47,014,740.49
                                                                                                      =============

DISTRIBUTIONS

      Servicing Fee                                                                 1,164,201.00
      Trustee and Other Fees                                                            5,366.39
                                                                                    ------------

Total Fee Distribution                                                                                 1,169,567.39

      Note Interest Distribution Amount - Class A-1                   0.00
      Note Interest Distribution Amount - Class A-2             387,535.95
      Note Interest Distribution Amount - Class A-3             551,483.33
      Note Interest Distribution Amount - Class A-4             643,900.00
                                                             -------------
                                                              1,582,919.28

      Note Principal Distribution Amount - Class A-1                  0.00
      Note Principal Distribution Amount - Class A-2         30,237,546.25
      Note Principal Distribution Amount - Class A-3                  0.00
      Note Principal Distribution Amount - Class A-4                  0.00
                                                             -------------
                                                             30,237,546.25
Total Class A Interest and Principal Distribution                                                     31,820,465.53

      Note Interest Distribution Amount - Class B-1             140,568.75
      Note Principal Distribution Amount - Class B-1          1,884,555.53
                                                             -------------

Total Class B Interest and Principal Distribution                                                      2,025,124.28

      Note Interest Distribution Amount - Class C-1             180,225.00
      Note Principal Distribution Amount - Class C-1          1,994,978.71
                                                             -------------

Total Class C Interest and Principal Distribution                                                      2,175,203.71

      Note Interest Distribution Amount - Class D-1             123,440.63
      Note Principal Distribution Amount - Class D-1          2,690,644.70
                                                             -------------

Total Class D Interest and Principal Distribution                                                      2,814,085.33

      Spread Account Deposit                                                                           7,010,294.25
                                                                                                      -------------

Total Distributions                                                                                   47,014,740.49
                                                                                                      =============

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 2003
                    for Distribution Date of October 20, 2003

PORTFOLIO DATA:
                                                  # of loans
      Beginning Aggregate Principal Balance                       73,816                                  1,117,632,812.17

         Less: Principal Payments                                      1           (16,491,351.65)
               Full Prepayments                                   (1,478)          (16,637,324.24)
               Partial Prepayments                                     0                     0.00
               Liquidations                                         (321)           (4,846,807.66)

                                                                                   --------------
                                                                                                            (37,975,483.55)
                                                                                                          ----------------
      Ending Aggregate Principal Balance                          72,018                                  1,079,657,328.62
                                                                                                          ================

Ending Outstanding Principal Balance of Notes                                                             1,036,471,035.48
Overcollateralization Amount                                                                                 43,186,293.14
Overcollateralization Level                                                                                           4.00%

OTHER RELATED INFORMATION:

Spread Account:

      Beginning Balance                                                              6,750,000.00
            Deposits                                                                 7,010,294.25
            Reductions                                                              (7,010,294.25)
                                                                                   --------------
      Ending Balance                                                                                          6,750,000.00

      Beginning Initial Deposit                                                      6,750,000.00
            Repayments                                                              (6,750,000.00)
                                                                                   --------------
      Ending Initial Deposit                                                                                          0.00

Modified Accounts:
      Principal Balance                                                                      0.00%                    0.00
      Scheduled Balance                                                                      0.00%                    0.00

Servicer Advances:
      Beginning Unreimbursed Advances                                                1,097,544.08
      Net Advances                                                                      60,225.59
                                                                                   --------------
                                                                                                              1,157,769.67

Net Charge-Off Data:
      Charge-Offs                                                                    8,843,276.28
      Recoveries                                                                    (1,703,175.76)
                                                                                   --------------
      Net Charge-Offs                                                                                         7,140,100.52

Delinquencies ( P&I):                             # of loans
      30-59 Days                                                   1,144            14,464,646.80
      60-89 Days                                                     404             4,869,001.48
      90-119 Days                                                    126             1,490,585.13
      120 days and over                                                2                27,002.94

Repossessions                                                        113               981,675.04

Contracts Repurchased (pursuant to
  Sect. 3.02, 4.07, or 9.01 of the Sale
  and Servicing Agreement)                                             0                                              0.00

Cumulative Charge-Off Percentage                                                                                      0.53%

WAC                                                                                                                11.7813%
WAM                                                                                                                 56.809

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 2003
                    for Distribution Date of October 20, 2003

----------------------------------------------------------------------------------------------
                               BEGINNING       NOTE MONTHLY                          TOTAL
              ORIGINAL        OUTSTANDING       PRINCIPAL          PRIOR           PRINCIPAL
             PRINCIPAL         PRINCIPAL       DISTRIBUTABLE     PRINCIPAL       DISTRIBUTABLE
CLASSES       BALANCE           BALANCE           AMOUNT         CARRYOVER           AMOUNT
----------------------------------------------------------------------------------------------
  A-1      267,000,000.00              0.00             0.00       0.00                  0.00

  A-2      313,000,000.00    310,028,760.67    30,237,546.25       0.00         30,237,546.25

  A-3      326,000,000.00    326,000,000.00             0.00       0.00                  0.00

  A-4      282,000,000.00    282,000,000.00             0.00       0.00                  0.00

  B-1       57,375,000.00     57,375,000.00     1,884,555.53       0.00          1,884,555.53

  C-1       60,750,000.00     60,750,000.00     1,994,978.71       0.00          1,994,978.71

  D-1       37,125,000.00     37,125,000.00     2,690,644.70       0.00          2,690,644.70

=============================================================================================

 TOTAL   1,343,250,000.00  1,073,278,760.67    36,807,725.19       0.00         36,807,725.19

=============================================================================================

                                             REMAINING            TOTAL
             PRINCIPAL           CURRENT    OUTSTANDING         PRINCIPAL
           DISTRIBUTION         PRINCIPAL    PRINCIPAL         AND INTEREST
CLASSES       AMOUNT            CARRYOVER     BALANCE          DISTRIBUTION
----------------------------------------------------------------------------
  A-1              0.00           0.00               0.00               0.00

  A-2     30,237,546.25           0.00     279,791,214.42      30,625,082.20

  A-3              0.00           0.00     326,000,000.00         551,483.33

  A-4              0.00           0.00     282,000,000.00         643,900.00

  B-1      1,884,555.53           0.00      55,490,444.47       2,025,124.28

  C-1      1,994,978.71           0.00      58,755,021.29       2,175,203.71

  D-1      2,690,644.70           0.00      34,434,355.30       2,814,085.33

============================================================================

 TOTAL    36,807,725.19           0.00   1,036,471,035.48      38,834,878.85

============================================================================

---------------------------------------------------------------------------------------------------------------------------------
                       NOTE MONTHLY                  TOTAL
                        INTEREST        PRIOR       INTEREST        INTEREST      CURRENT                 DEFICIENCY     POLICY
 NOTE    INTEREST      DISTRIBUTABLE   INTEREST   DISTRIBUTABLE    DISTRIBUTION   INTEREST                  CLAIM        CLAIM
CLASSES    RATE          AMOUNT        CARRYOVER     AMOUNT          AMOUNT       CARRYOVER                 AMOUNT       AMOUNT
---------------------------------------------------------------------------------------------------------------------------------
  A-1    1.31000%            0.00        0.00            0.00             0.00      0.00                     0.00          0.00

  A-2    1.50000%      387,535.95        0.00      387,535.95       387,535.95      0.00                     0.00          0.00

  A-3    2.03000%      551,483.33        0.00      551,483.33       551,483.33      0.00                     0.00          0.00

  A-4    2.74000%      643,900.00        0.00      643,900.00       643,900.00      0.00                     0.00          0.00

  B-1    2.94000%      140,568.75        0.00      140,568.75       140,568.75      0.00                     0.00          0.00

  C-1    3.56000%      180,225.00        0.00      180,225.00       180,225.00      0.00                     0.00          0.00

  D-1    3.99000%      123,440.63        0.00      123,440.63       123,440.63      0.00                     0.00          0.00
                                                                                             ==================================
                                                                                                    Note Percentage  100.000000%

========================================================================================     Certificate Percentage    0.000000%
TOTAL                2,027,153.66        0.00    2,027,153.66     2,027,153.66      0.00
===============================================================================================================================

                        WFS FINANCIAL 2003-1 OWNER TRUST
                              Officer's Certificate
              for Master Service Report Date of September 30, 2003
                    for Distribution Date of October 20, 2003

Detailed Reporting

         See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of September 30, 2003 and were performed in conformity with the Sale and Servicing Agreement dated February 1, 2003.

                                               _________________________________
                                               Lori Bice
                                               Assistant Vice President
                                               Director Technical Accounting

                                               _________________________________
                                               Susan Tyner
                                               Vice President
                                               Assistant Controller